EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael Hart, Chief Executive Officer, President, Secretary, Treasurer and a director of AMG Oil Ltd. (the “Company”), and Garth Johnson, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-KSB of the Company, for the year ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of the Company.

Date: December 17, 2007

/s/ Michael Hart
Michael Hart,
Chief Executive Officer, President,
Secretary, Treasurer and a director

/s/ Garth Johnson
Garth Johnson,
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.